INDEPENDENT AUDITORS' CONSENT



To The Board of Trustees of
Oppenheimer Large Cap Growth Fund:

We consent to the use in the Pre-effective Amendment No. 2 to the Registration Statement of Oppenheimer Large Cap Growth Fund of our report dated May 12, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement.



                                          /s/ KPMG PEAT MARWICK LLP

                                          ---------------------------
                                          KPMG Peat Marwick LLP

Denver, Colorado
June 5, 1998